                                                                    EXHIBIT 12.1

                         SECURITY CAPITAL PACIFIC TRUST

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                           PRO FORMA    HISTORICAL
                          THREE MONTHS THREE MONTHS  PRO FORMA
                             ENDED        ENDED      YEAR ENDED  HISTORICAL--YEAR ENDED DECEMBER 31,
                           MARCH 31,    MARCH 31,   DECEMBER 31, ------------------------------------
                              1997         1997         1996      1996    1995    1994   1993   1992
                          ------------ ------------ ------------ ------- ------- ------ ------ ------
Earnings from
 operations.............     20,939       20,276       87,817     94,089  81,696 46,719 23,191  9,037
Add:
 Interest expense.......     14,878       13,961       66,064     35,288  19,584 19,442  3,923  3,214
                             ------       ------      -------    ------- ------- ------ ------ ------
 Earnings as adjusted...     35,817       34,237      156,861    129,377 101,280 66,161 27,114 12,251
                             ======       ======      =======    ======= ======= ====== ====== ======
Fixed charges:
 Interest expense.......     14,878       13,961       66,064     35,288  19,584 19,442  3,923  3,214
 Capitalized interest...      4,427        4,427       16,941     16,941  11,741  6,029  2,818    989
                             ------       ------      -------    ------- ------- ------ ------ ------
Total fixed charges.....     19,305       18,388       82,985     52,229  31,325 25,471  6,741  4,203
                             ======       ======      =======    ======= ======= ====== ====== ======
Ratio of earnings to
 fixed charges..........        1.9          1.9          1.9        2.5     3.2    2.6    4.0    2.9
                             ======       ======      =======    ======= ======= ====== ====== ======
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